Exhibit 99.1

MADISON SQUARE GARDEN SPORTS CORP. REPORTS

FISCAL 2023 THIRD QUARTER RESULTS

NEW YORK, N.Y., May 4, 2023 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fiscal third quarter ended March 31, 2023.

The Company continued to see robust demand for the New York Knicks (“Knicks”) and New York Rangers (“Rangers”) as the 2022-23 NBA and NHL regular seasons approached their conclusion. This sustained momentum was reflected in the Company’s key revenue categories, where average per-game revenues for tickets, suites, sponsorship and food, beverage and merchandise for the fiscal 2023 third quarter all exceeded the prior year period. This growth reflected strong results across paid attendance, average ticket prices and ancillary per-capita spending, as well as new sales and renewal activity for suites and marketing partnerships. In addition, local and national media rights fees were higher, including the impact of contractual rate increases.

Subsequent to the end of the quarter, both teams concluded their regular seasons and advanced to the playoffs, with the Knicks currently competing in the Eastern Conference Semifinals. In addition, continued fan enthusiasm has led to strong season ticket renewals to date for the 2023-24 Knicks and Rangers seasons.

For the fiscal 2023 third quarter, the Company generated revenues of $382.7 million, an increase of $45.0 million, or 13%, as compared to the prior year period. In addition, the Company reported operating income of $81.8 million, an increase of $20.4 million, or 33%, and adjusted operating income of $98.1 million, an increase of $16.7 million, or 20%, both as compared to the prior year period.(1)

Madison Square Garden Sports Corp. Executive Chairman James L. Dolan said, “Robust demand for the Knicks and Rangers led to solid third quarter results and has put our Company on track to achieve another year of strong operating and financial performance. We are confident in the strength of our business and remain well-positioned to drive long-term shareholder value.”

Results from Operations

Results for the three and nine months ended March 31, 2023 and 2022 were as follows:

	Three Months Ended				Nine Months Ended

	March 31,		Change		March 31,		Change
$ millions	2023	2022	$	%	2023	2022	$	%
Revenues	$382.7	$337.8	$45.0	13%	$760.5	$646.1	$114.4	18%
Operating income	$81.8	$61.4	$20.4	33%	$97.4	$62.4	$35.0	56%
Adjusted operating income(1)	$98.1	$81.5	$16.7	20%	$147.5	$109.0	$38.5	35%

Note: Does not foot due to rounding

1.	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Reported Results from Operations

For the fiscal 2023 third quarter, revenues of $382.7 million increased $45.0 million, or 13%, as compared to the prior year period. This increase was primarily due to higher pre/regular season ticket-related revenues, suite revenues, local media rights fees, sponsorship and signage revenues, and food, beverage and merchandise sales. The Knicks and Rangers played a combined 40 regular season home games at the Madison Square Garden Arena (“The Garden”) as compared to 38 home games in the prior year period.

Pre/regular season ticket-related revenues increased $21.9 million as compared to the prior year period, primarily due to higher average per-game revenue and, to a lesser extent, the impact of additional home games played at The Garden during the current year period.

Suite revenues increased $8.9 million as compared to the prior year period, primarily due to higher sales of suite products and, to a lesser extent, the impact of additional home games played at The Garden during the current year period.

Local media rights fees increased $6.9 million as compared to the prior year period, primarily due to contractual rate increases and the timing of the NHL 2021-22 season, which resulted in revenue being recognized over a longer time frame in the prior fiscal year.

Sponsorship and signage revenues increased $4.8 million as compared to the prior year period, primarily due to the impact of additional home games played at The Garden during the current year period, higher net sales of existing sponsorship and signage inventory, and sales of new sponsorship and signage inventory.

Pre/regular season food, beverage and merchandise sales increased $3.2 million as compared to the prior year period, primarily due to higher average per-game revenue and, to a lesser extent, the impact of additional home games played at The Garden in the current year period.

Direct operating expenses of $239.1 million increased $32.8 million, or 16%, as compared with the prior year period. This increase was primarily driven by an increase in team personnel compensation of $38.3 million, as well as an increase in other team operating expenses of $6.2 million, partially offset by a decrease of $14.8 million in net provisions for league revenue sharing expense (net of escrow and excluding playoffs) and NBA luxury tax, all as compared to the prior year period.

Selling, general and administrative expenses of $61.1 million decreased $7.8 million, or 11%, as compared to the prior year period. This decrease was primarily due to lower employee compensation and related benefits of $8.0 million, a result of executive management transition costs recognized in the prior year period.

Operating income of $81.8 million increased $20.4 million, or 33%, as compared to the prior year period, primarily due to the increase in revenues, and, to a lesser extent, a decrease in selling, general and administrative expenses (including share-based compensation), partially offset by higher direct operating expenses. Adjusted operating income of $98.1 million increased by $16.7 million, or 20%, as compared to the prior year period, primarily due to the increase in revenues, and, to a lesser extent a decrease in selling, general and administrative expenses (excluding share-based compensation), partially offset by higher direct operating expenses.

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes the New York Knicks (NBA) and the New York Rangers (NHL), as well as two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL). MSG Sports also operates a professional sports team performance center – the MSG Training Center in Greenburgh, NY. More information is available at www.msgsports.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) deferred rent expense under the arena license agreements with Madison Square Garden Entertainment Corp. (“MSG Entertainment”), (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) gains or losses on sales or dispositions of businesses, (vi) the impact of purchase accounting adjustments related to business acquisitions, and (vii) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan (which was established in November 2021). Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that given the length of the arena license agreements and resulting magnitude of the difference in deferred rent expense and the cash rent payments, the exclusion of deferred rent expense provides investors with a clearer picture of the Company’s operating performance. We believe that this adjustment is beneficial for other incremental reasons as well. This adjustment provides senior management, investors and analysts with important information regarding a long-term related party agreement with MSG Entertainment. In addition, this adjustment is a component of the performance measures used to evaluate, and compensate, senior management of the Company. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan provides investors with a clearer picture of the Company’s operating performance given that, in accordance with U.S. generally accepted accounting principles (“GAAP”), gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with “GAAP”. Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Ari Danes, CFA Investor Relations and Financial Communications (212) 465-6072	Justin Blaber Financial Communications (212) 465-6109

Grace Kaminer Investor Relations (212) 631-5076

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended

	March 31,		March 31,
	2023	2022	2023	2022
Revenues	$382,744	$337,774	$760,527	$646,149
Direct operating expenses	239,051	206,273	468,434	407,698
Selling, general and administrative expenses	61,102	68,902	192,019	172,230
Depreciation and amortization	840	1,206	2,703	3,847

Operating income	81,751	61,393	97,371	62,374
Other income (expense):
Interest income	704	52	1,627	145
Interest expense	(7,004)	(2,470)	(16,395)	(9,158)
Miscellaneous income (expense), net	19,324	(63)	19,543	(190)

Income before income taxes	94,775	58,912	102,146	53,171
Income tax expense	(42,962)	(34,993)	(47,024)	(30,939)

Net income	51,813	23,919	55,122	22,232
Less: Net loss attributable to nonredeemable noncontrolling interests	(566)	(584)	(1,928)	(1,711)

Net income attributable to Madison Square Garden Sports Corp.’s stockholders	$52,379	$24,503	$57,050	$23,943

Basic earnings per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$2.19	$1.01	$2.28	$0.99
Diluted earnings per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$2.18	$1.00	$2.27	$0.98

Basic weighted-average number of common shares outstanding	23,971	24,275	24,133	24,235
Diluted weighted-average number of common shares outstanding	24,062	24,394	24,225	24,377

MADISON SQUARE GARDEN SPORTS CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income in arriving at adjusted operating income as described in this earnings release:

•	Deferred rent. This adjustment eliminates the impact of the non-cash portion of rent expense associated with the Arena License Agreements with MSG Entertainment.
•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.
•

Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company’s employee stock plan and non-employee director plan in all periods.

•

Remeasurement of deferred compensation liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company’s executive deferred compensation plan.

	Three Months Ended		Nine Months Ended

	March 31,		March 31,
	2023	2022	2023	2022
Operating income	$81,751	$61,393	$97,371	$62,374
Deferred rent(1)	11,949	11,882	24,657	23,590
Depreciation and amortization	840	1,206	2,703	3,847
Share-based compensation	3,220	6,973	22,059	19,178
Remeasurement of deferred compensation plan liabilities	368	—	714	—

Adjusted operating income	$98,128	$81,454	$147,504	$108,989

(1)

This adjustment represents the non-cash portion of operating lease costs related to the Company’s Arena License Agreements with Madison Square Garden Entertainment Corp. Pursuant to GAAP, recognition of operating lease costs is recorded on a straight-line basis over the term of the agreement based upon the value of total future payments under the arrangement. As a result, operating lease costs is comprised of a contractual cash component plus or minus a non-cash component for each period presented. Operating expense on a GAAP basis includes operating lease costs of (i) $19,013 and $39,234 of expense paid in cash for the three and nine months ended March 31, 2023, respectively and $17,543 and $34,831 of expense paid in cash for three and nine months ended March 31, 2022, respectively and (ii) a non-cash portion of $11,949 and $24,657, for the three and nine months ended March 31, 2023, respectively and $11,882 and $23,590 for the three and nine months ended March 31, 2022, respectively.

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2023	June 30, 2022

	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$65,182	$91,018
Restricted cash	653	—
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 as of March 31, 2023 and June 30, 2022, respectively	80,835	47,240
Net related party receivables	26,053	28,333
Prepaid expenses	23,481	18,810
Other current assets	65,727	19,868

Total current assets	261,931	205,269
Property and equipment, net of accumulated depreciation and amortization of $49,331 and $46,794 as of March 31, 2023 and June 30, 2022, respectively	31,415	32,892
Right-of-use lease assets	670,410	686,782
Amortizable intangible assets, net	469	636
Indefinite-lived intangible assets	112,144	112,144
Goodwill	226,955	226,955
Other assets	59,966	37,288

Total assets	$1,363,290	$1,301,966

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	March 31, 2023	June 30, 2022

	(Unaudited)
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$8,236	$11,263
Net related party payables	7,884	19,624
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	160,979	119,279
League-related accruals	95,738	75,269
Other accrued liabilities	31,921	6,796
Operating lease liabilities, current	43,607	43,699
Deferred revenue	132,199	132,369

Total current liabilities	510,564	438,299
Long-term debt	350,000	220,000
Operating lease liabilities, noncurrent	715,511	699,587
Defined benefit obligations	4,746	5,005
Other employee related costs	45,917	43,411
Deferred tax liabilities, net	36,511	8,917
Deferred revenue, noncurrent	32,045	31,122
Other liabilities	1,004	1,002

Total liabilities	1,696,298	1,447,343

Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,364 and 19,697 shares outstanding as of March 31, 2023 and June 30, 2022, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of March 31, 2023 and June 30, 2022	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of March 31, 2023 and June 30, 2022	—	—
Additional paid-in capital	11,226	17,573
Treasury stock, at cost, 1,084 and 751 shares as of March 31, 2023 and June 30, 2022, respectively	(179,410)	(128,026)
Accumulated deficit	(164,668)	(35,699)
Accumulated other comprehensive loss	(1,177)	(1,186)

Total Madison Square Garden Sports Corp. stockholders’ equity	(333,780)	(147,089)
Nonredeemable noncontrolling interests	772	1,712

Total equity	(333,008)	(145,377)

Total liabilities and equity	$1,363,290	$1,301,966

MADISON SQUARE GARDEN SPORTS CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Nine Months Ended
	March 31,
	2023	2022
Net cash provided by operating activities	$114,801	$64,233
Net cash used in investing activities	(10,366)	(1,136)
Net cash used in financing activities	(129,618)	(84,978)

Net decrease in cash, cash equivalents and restricted cash	(25,183)	(21,881)

Cash, cash equivalents and restricted cash at beginning of period	91,018	72,036

Cash, cash equivalents and restricted cash at end of period	$65,835	$50,155